Exhibit 10.1

NINTH AMENDMENT TO CREDIT AGREEMENT

This NINTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of July 12, 2023 (the “Ninth Amendment Effective Date”), is among HIGHPEAK ENERGY, INC., a Delaware corporation (the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”), each Issuing Bank, the Guarantors, and the financial institutions party hereto as Lenders.

RECITALS

A.         The Borrower, the Administrative Agent and the Lenders are party to that certain Credit Agreement dated as of December 17, 2020 (as may be amended, restated, or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.         The Borrower has requested amendments to certain provisions of the Credit Agreement, and the parties hereto have agreed to amend certain provisions of the Credit Agreement, as more fully set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.    Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Amendment, shall have the meaning ascribed such term in the Credit Agreement after giving effect to this Amendment. Unless otherwise indicated, all references to sections in this Amendment refer to sections in the Credit Agreement.

Section 2.    Amendment to Credit Agreement. Subject to satisfaction of the conditions of effectiveness set forth in Section 4 of this Amendment, on the Ninth Amendment Effective Date,

2.1    Section 1.02 of the Credit Agreement is hereby amended by amending and restating the following definition to read in its entirety as follows:

“Applicable Margin” means, for any day, with respect to any ABR Loan or Tranche Rate Loan, or with respect to the Commitment Fee Rate, as the case may be, the rate per annum set forth in the Utilization Grid below based upon the Utilization Percentage then in effect:

Utilization Grid
Utilization Percentage	<25%	>25% <50%	>50% <75%	>75% <90%	>90%
Tranche Rate Loans	3.25%	3.50%	3.75%	4.00%	4.25%
ABR Loans	2.25%	2.50%	2.75%	3.00%	3.25%
Commitment Fee Rate	0.50%	0.50%	0.50%	0.50%	0.50%

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Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; provided that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then the “Applicable Margin” means the rate per annum set forth on the grid when the Utilization Percentage is at its highest level until such Reserve Report is delivered; provided further that, at all times from the Ninth Amendment Effective Date through and including the September 2023 Redetermination Effective Date, each rate per annum in the rows entitled “Tranche Rate Loans” and “ABR Loans” in the Utilization Grid set forth above shall be increased by 1.00% per annum.

2.2          Section 1.02 of the Credit Agreement is hereby amended by adding the following definitions in alphabetical order to read in their respective entireties as follows:

“Ninth Amendment” means that certain Ninth Amendment to Credit Agreement dated as of the Ninth Amendment Effective Date, by and among the Borrower, the Administrative Agent, each Issuing Bank, the Guarantors, and the financial institutions party thereto as Lenders.

“Ninth Amendment Effective Date” means July 12, 2023.

“September 2023 Redetermination” has the meaning set forth in Section 2.07(b).

“September 2023 Redetermination Effective Date” means the date that the September 2023 Redetermination becomes effective pursuant to the terms hereof.

“Subject Equity Offering Proceeds” means net proceeds in an aggregate amount not less than $95,000,000 to be received by the Borrower on or after the Ninth Amendment Effective Date from the issuance of Equity Interests of the Borrower not prohibited by this Agreement.

2.3         Section 1.02 of the Credit Agreement is hereby amended by deleting the following definition: “December 2022 Redetermination”.

2.4         Section 2.07(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(b)         Scheduled and Interim Redeterminations. The Borrowing Base shall be redetermined semi-annually in accordance with this Section 2.07 (a “Scheduled Redetermination”), and, subject to Section 2.07(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Agents, the Issuing Bank and the Lenders on April 1st and October 1st of each year (or, in each case, such date promptly thereafter as reasonably practicable). In addition, the Borrower may, by notifying the Administrative Agent thereof, and the Administrative Agent may, at the direction of the Required Lenders, by notifying the Borrower thereof, one time between Scheduled Redeterminations, each elect to cause the Borrowing Base to be redetermined between Scheduled Redeterminations (an “Interim Redetermination”) in accordance with this Section 2.07. Notwithstanding the foregoing or anything to the contrary herein, the Scheduled Redetermination scheduled to become effective on April 1, 2023 shall instead occur and become effective and applicable on or about September 1, 2023 (or such date promptly thereafter as reasonably practicable), which such redetermination shall constitute a Scheduled Redetermination for purposes hereof (the “September 2023 Redetermination”).

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2.5         Section 2.07(d)(i) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(i)         in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on April 1st or October 1st (or with respect to the September 2023 Redetermination, on September 1, 2023) (or, in each case, such date promptly thereafter as reasonably practicable), as applicable, following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on the Business Day next succeeding delivery of such notice; and

2.6          Section 6.02 of the Credit Agreement is hereby amended by adding the following clause (h) immediately after clause (g) and prior to the final paragraph of such section:

(h)         With respect to any Borrowing or the issuance, amendment, renewal or extension of any Letter of Credit, as applicable, requested on or after the Ninth Amendment Effective Date, the Administrative Agent shall have received evidence reasonably satisfactory to it that Borrower has received the Subject Equity Offering Proceeds.

2.7         Section 7.24 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

Section 7.24         Affected Financial Institutions. No Credit Party is an Affected Financial Institution.

2.8         Section 8.01 of the Credit Agreement is hereby amended by (i) re-lettering clause (s) thereof to be clause (t), and (ii) adding a new clause (s) to read in its entirety as follows:

(s)         Weekly Cash Report. On or prior to the last Business Day of each week commencing with the first such date following the Ninth Amendment Effective Date and through and including the September 2023 Redetermination Effective Date, a 13-week rolling cash flow forecast in form and substance satisfactory to the Administrative Agent, which shall detail all sources and uses of cash on a weekly basis and which shall report any variances from the prior report.

2.9         Section 8.12(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(a)         On or before March 1st and September 1st of each year, commencing March 1, 2021, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating the Proved Oil and Gas Properties of the Credit Parties that are Qualified ECP Guarantors as of the immediately preceding January 1st and July 1st; provided that in connection with the September 2023 Redetermination, on or before August 1, 2023, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating the Proved Oil and Gas Properties of the Credit Parties that are Qualified ECP Guarantors as of July 1, 2023, and in connection with the immediately following Scheduled Redetermination to occur on October 1, 2023, on or before September 1, 2023, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating the Proved Oil and Gas Properties of the Credit Parties that are Qualified ECP Guarantors as of August 1, 2023. The Reserve Report as of January 1 of each year shall be prepared or audited by one or more Approved Petroleum Engineers that have completed an independent engineering evaluation of the reserves attributable to the Credit Parties’ Proved Oil and Gas Properties, and each other Reserve Report of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report.

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2.10        Section 8.19 of the Credit Agreement is hereby amended by (i) removing the “and” at the end of clause (a), (ii) replacing the “.” at the end of clause (b) with “;”, and (iii) adding a new clauses (c) and (d) to read in their respective entireties as follows:

(c)         on or prior to the date that is 5 Business Days after the Ninth Amendment Effective Date (or such later date to which Administrative Agent may agree in writing in its sole discretion), the Borrower shall deliver to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent that the Borrower has entered into, or shall have caused another Credit Party to enter into Swap Agreements with one or more Approved Counterparties to hedge notional volumes covering, for each calendar month during the period from the Ninth Amendment Effective Date through and including December 2023, not less than seventy-five percent (75%) of the aggregate projected production of crude oil for such period from the Borrower and its Restricted Subsidiaries’ Oil and Gas Properties owned as of such date constituting PDP Reserves as set forth in the most recently delivered Reserve Report; and

(d)         notwithstanding anything to the contrary set forth herein, any Swap Agreements entered into by the Borrower or any other Credit Party at any time after July 6, 2023 and prior to the time that the 2024 Senior Notes are Redeemed or refinanced in accordance herewith, for the purpose of meeting any of the requirements of Section 8.19, shall be in the form of swaps only.

2.11       Section 8.22 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

Section 8.22         Mandatory Redemption or Modification of 2024 Senior Notes. On or before September 1, 2023 (or such later date as agreed to in writing by the Majority Lenders in their reasonable discretion), the Borrower shall (a) Redeem or refinance the 2024 Senior Notes (in each case, in compliance with Section 9.23 or otherwise in a manner satisfactory to the Majority Lenders), (b) allocate a portion of its cash flow satisfactory to the Administrative Agent and the Majority Lenders that will retire the 2024 Senior Notes on or before November 30, 2023 or (c) amend the terms of the 2024 Senior Notes to extend the scheduled repayment thereof to no earlier than February 15, 2025.

Section 3.    Subject Default; Limited Waiver.

3.1    Background. The Borrower has notified Administrative Agent and Lenders that the (a) Borrower has failed to (or will fail to) comply with the minimum current ratio covenant set forth under Section 9.01(b) of the Credit Agreement for the fiscal quarter ending June 30, 2023, which is (or would be) an Event of Default under Section 10.01(d) of the Credit Agreement (the “Subject Current Ratio Default”), and (b) Borrower and each Guarantor have failed to comply with the Account Control Agreement covenant set forth under Section 8.17(b) of the Credit Agreement, as modified by Section 8.21(a) of the Credit Agreement, with respect to one or more accounts, which is (or would be) an Event of Default under Section 10.01(d) of the Credit Agreement (the “Subject DACA Default”, and together with the Subject Current Ratio Default, collectively, the “Subject Defaults”).

3.2    Limited Waiver. The Borrower hereby requests that the Administrative Agent and the Lenders constituting at least the Majority Lenders waive the Subject Defaults. Subject to the terms and conditions of the Credit Agreement, the Administrative Agent and the Lenders party hereto hereby waive the Subject Defaults (such waiver, the “Limited Waiver”). For the avoidance of doubt, in the event that during the period from the first date that each Subject Default occurred through the Ninth Amendment Effective Date, the Borrower certified or made any representations that, at the time of such certification or representation, no Default or Event of Default has occurred and is continuing, the Administrative Agent and the Majority Lenders hereby agree that no such certification or representation shall be considered untrue solely because of the Subject Defaults. For the avoidance of doubt, this Limited Waiver as to the Subject Current Ratio Default is limited solely to the Subject Current Ratio Default for the fiscal quarter ending June 30, 2023 and not for any future dates for which the current ratio covenant set forth under Section 9.01(b) of the Credit Agreement is tested.

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3.3    No Other Consent or Waiver. Except as otherwise provided in this Section 3, nothing contained herein shall be construed as a consent to or waiver of any Default or Event of Default (other than the Subject Defaults), which may now exist or hereafter occur or any violation of any term, covenant or provision of the Credit Agreement or any other Loan Document. All rights and remedies of the Administrative Agent and the Lenders are hereby expressly reserved with respect to any such Default or Event of Default. Nothing contained herein shall affect or diminish the right of the Administrative Agent or the Lenders to require strict performance by each Loan Party of each provision of any Loan Document to which such Person is a party, except as expressly provided herein. All terms and provisions of the Loan Documents and all rights and remedies of the Administrative Agent and the Lenders under the Loan Documents shall continue in full force and effect and are hereby confirmed and ratified in all respects. The Limited Waiver granted in Section 3.2 shall be effective only in this specific instance and for the specific purpose for which it is given, and the Limited Waiver shall not entitle the Borrower or Guarantors to any other or further waiver or consent in any similar or other circumstances.

Section 4.    Conditions Precedent as of the Ninth Amendment Effective Date. This Amendment shall become effective on the date, when each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement):

4.1    The Administrative Agent shall have executed and received from the Lenders constituting at least the Majority Lenders and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this Amendment signed on behalf of each such Person.

4.2    The Administrative Agent shall have received, for the account of each of the Lenders party to this Amendment (including Wells Fargo in its capacity as a Lender), having delivered a counterpart of this Amendment on or before 5 p.m. (Central time) on July 11, 2023, payment of a consent fee in an aggregate amount equal to 0.50% of the Commitment of such Lender on the Ninth Amendment Effective Date (which fees are further subject to the terms of any Fee Letter with respect thereto).

4.3    The Administrative Agent shall have received payment of all fees and expenses (including without limitation, fees of legal counsel) and other amounts due and payable on or prior to the date hereof, including without limitation pursuant to any Fee Letter.

4.4    The Administrative Agent shall have received evidence of the Borrower’s compliance with the new Section 8.19(c) of the Credit Agreement to be added pursuant to this Amendment.

4.5    Immediately before and after giving effect to this Amendment, no Default, Event of Default or Borrowing Base Deficiency shall have occurred and be continuing as of the Ninth Amendment Effective Date.

The Administrative Agent is hereby authorized and directed to declare this Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted in Section 12.02 of the Credit Agreement. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

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Section 5.    Post-Closing Obligations. Notwithstanding anything to the contrary set forth in the Credit Agreement:

5.1    within 15 Business Days after the Ninth Amendment Effective Date (or such later date to which Administrative Agent may agree in writing in its sole discretion), Borrower and each Guarantor will cause each of their respective Deposit Accounts, Commodity Accounts or Securities Accounts (in each case, other than Excluded Accounts) to be subject to an Account Control Agreement, and deliver the same to the Administrative Agent; and

5.2    within the timeframe set forth in the new Section 8.19(c) of the Credit Agreement (as added pursuant to Section 2.10 of this Amendment), the Borrower will comply with the requirements of such section.

Section 6.    Miscellaneous.

6.1    Confirmation; Release. The provisions of the Credit Agreement, as amended by this Amendment, shall remain in full force and effect following the effectiveness of this Amendment. Borrower acknowledges and agrees that on the date hereof all outstanding Indebtedness are payable in accordance with their terms, and Borrower (i) waives any defense, offset, counterclaim or recoupment with respect thereto and (ii) releases and discharges Administrative Agent and Lenders and their officers, directors, employees, agents, shareholders, affiliates and attorneys (the “Released Parties”) from any and all obligations, indebtedness, liabilities, claims, rights, causes of action or other demands whatsoever, whether known or unknown, suspected or unsuspected, in law or equity, which Borrower ever had, now has or claims to have or may have against any Released Party arising prior to the Ninth Amendment Effective Date.

6.2    Representations and Warranties. The Borrower and each Guarantor hereby (a) acknowledges and consents to the terms of this Amendment and (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended, restated, supplemented or otherwise modified hereby or otherwise in connection with a delivery made herewith and (c) represents and warrants to the Administrative Agent and the Lenders that as of the date hereof, after giving effect to the terms of this Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects, except that (A) to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date and (B) to the extent any such representation and warranty is qualified by materiality, such representation and warranty (as so qualified) is true and correct in all respects and (ii) no Default or Event of Default has occurred and is continuing.

6.3    Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopy, facsimile or other electronic means (e.g., .pdf) shall be effective as delivery of a manually executed counterpart hereof.

6.4    Electronic Execution of Loan Documents. The words “execution,” “signed,” “signature,” and words of like import in this Amendment and the other Loan Documents shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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6.5    No Oral Agreement. This Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.

6.6    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

6.7    Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of one law firm acting as counsel to the Administrative Agent.

6.8    Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.9    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

6.10    Miscellaneous. Section 12.09(b), (c) and (d) of the Credit Agreement shall apply to this Amendment, mutatis mutandis.

6.11    Loan Document. This Amendment is a Loan Document.

[SIGNATURES BEGIN NEXT PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the day and year first above written.

BORROWER:

HIGHPEAK ENERGY, INC., a Delaware corporation

By:	/s/ Jack Hightower
Jack Hightower
Chief Executive Officer

GUARANTORS:

HIGHPEAK ENERGY ACQUISITION CORP., a Delaware corporation
HIGHPEAK ENERGY EMPLOYEES, INC., a Delaware corporation
LAZY JJ PROPERTIES, LLC, a Delaware limited liability company

By:	/s/ Jack Hightower
Jack Hightower
Chief Executive Officer

HIGHPEAK ENERGY ASSETS, LLC, a Delaware limited liability company
HIGHPEAK ENERGY HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Jack Hightower
Jack Hightower
President

NINTH AMENDMENT TO CREDIT AGREEMENT – Signature Page

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Matthew W. Coleman
Name:	Matthew W. Coleman
Title:	Managing Director

LENDERS:
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender and as an Issuing Bank

By:	/s/ Matthew W. Coleman
Name:	Matthew W. Coleman
Title:	Managing Director

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LENDERS:

CITIZENS BANK N.A., as a Lender

By:
Name:
Title:

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LENDERS:

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender and as an Issuing Bank

By:
Name:
Title:

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LENDERS:

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

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LENDERS:

CREDIT SUISSE AG, NEW YORK BRANCH, as a Lender

By:
Name:
Title:

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LENDERS:

BOKF, NA dba BANK OF TEXAS, as a Lender

By:
Name:
Title:

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LENDERS:

AMARILLO NATIONAL BANK, as a Lender

By:
Name:
Title:

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LENDERS:

ZIONS BANCORPORATION, N.A., dba AMEGY BANK, as a Lender

By:
Name:
Title:

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LENDERS:

TEXAS CAPITAL BANK, as a Lender

By:
Name:
Title:

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LENDERS:

UMB BANK N.A., as a Lender

By:
Name:
Title:

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